UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

Abercrombie & Fitch Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-12107	31-1469076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Fran Horowitz

On December 16, 2015, Abercrombie & Fitch Co. (the “Registrant”) provided a letter (the “Horowitz Promotion Letter”) to Fran Horowitz, who was then serving as President of the Registrant’s Hollister brand, notifying her that she had been promoted to the newly-created position of President & Chief Merchandising Officer for all brands of the Registrant and outlining the terms of her new compensation arrangements. Ms. Horowitz’s promotion is effective December 21, 2015. In her new position, Ms. Horowitz has responsibility for all customer-facing activities for all of the Registrant’s brands and reports to Arthur C. Martinez, Executive Chairman of the Board of the Registrant. At the appropriate time, the Registrant expects to name new presidents for each of its brands, who will report to Ms. Horowitz.

Biographical and other information concerning Ms. Horowitz, required by Items 401(b), 401(d), 401(e) and 404(a) of Regulation S-K, is set forth in (a) the Registrant’s most recent definitive Proxy Statement, dated May 14, 2015, for the Annual Meeting of Stockholders held on June 18, 2015, and (b) under the caption “EXECUTIVE OFFICERS OF THE REGISTRANT” at the end of “ITEM 1. BUSINESS” in Part I of the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed with the Securities and Exchange Commission on March 30, 2015. Such information is incorporated herein by reference.

The Horowitz Promotion Letter outlines the changes to Ms. Horowitz’s base salary as well as her target and maximum annual cash incentive opportunities under the Registrant’s Incentive Compensation Performance Plan (the “Incentive Plan”) as a result of her promotion. The change in Ms. Horowitz’s base salary is effective December 21, 2015, and the new target and maximum annual cash incentive opportunities will be effective for the Company’s fiscal year ending January 28, 2017 (“Fiscal 2016”). The following table shows Ms. Horowitz’s new base salary as well as her new target and maximum annual cash incentive opportunities, each expressed as a percentage of her base salary, under the Incentive Plan. As with other participants in the Incentive Plan, Ms. Horowitz’s maximum annual cash incentive opportunity is two times the target annual cash incentive opportunity.

Ms. Horowitz’s Compensation Changes

	Annual Cash Incentive Opportunities (Effective for Fiscal 2016)
Base Salary (Effective December 21, 2015)	Target (as a percent of Base Salary)	Maximum (as a percent of Base Salary)
$1,100,000	135%	270%

In addition, the aggregate grant date fair value of the long-term incentives (in the form of equity awards) to be granted to Ms. Horowitz as part of the annual grant in Fiscal 2016 will be approximately $3,500,000. The specific terms of Ms. Horowitz’s Fiscal 2016 equity awards and the associated performance criteria will be determined in connection with the Compensation Committee’s approval of annual equity awards, typically in late March.

On December 22, 2015, the Registrant issued a news release (the “December 22, 2015 News Release”) announcing the promotion of Ms. Horowitz. A copy of the December 22, 2015 News Release is included as Exhibit 99.1 to this Current Report on Form 8 K and incorporated herein by reference.

Termination of Employment of Christos E. Angelides

On December 18, 2015, the employment of Christos E. Angelides, who had served as President of the Registrant’s Abercrombie & Fitch brand, was terminated, with such termination to be effective on December 21, 2015. Under the terms of the agreement entered into by Abercrombie & Fitch Management Co. (“A&F Management”), a subsidiary of the Registrant (collectively, A&F Management and the Registrant are referred to as the “Company”), and Mr. Angelides, fully executed on July 7, 2015 (the “Angelides Agreement”), the termination of Mr. Angelides’ employment is to be treated as a termination by the Company without cause.

Pursuant to the terms of the Angelides Agreement, the Company will pay Mr. Angelides all accrued but unpaid compensation earned by him through the effective date of the termination of his employment (the “Termination Date”). In addition, if Mr. Angelides executes a release of claims acceptable to the Company:

•	The Company will continue to pay Mr. Angelides’ base salary in bi-weekly installments for 18 months following the Termination Date, with such payments to aggregate $1,492,500;

•	The Company will pay Mr. Angelides a pro-rated portion of his annual cash incentive opportunity under the Incentive Plan based on actual performance during the Company’s fiscal year ending January 30, 2016 (“Fiscal 2015”) and the number of days in Fiscal 2015 that elapse prior to the Termination Date;

•	The Company will reimburse Mr. Angelides during the 18 months following the Termination Date for 100% of the monthly premium costs of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), subject to Mr. Angelides’ election of such coverage and the additional eligibility requirements set forth in the Angelides Agreement.

•	The Company will pay Mr. Angelides an additional cash amount of $4,000,000 related to the forfeiture of his “Equity Replacement Grant” to which he is entitled under the offer letter accepted by Mr. Angelides on June 10, 2014 (the “Angelides Offer Letter”), which amount represents payment for the 50% of the portion of Equity Replacement Grant that would have vested after year 1 of Mr. Angelides’ employment with the Company.

•	The outstanding equity awards held by Mr. Angelides will vest (if at all) in accordance with the terms of the applicable award agreements and the Angelides Agreement. Vested equity awards will not be forfeited.

The Angelides Agreement imposes various restrictive covenants on Mr. Angelides including non-competition, non-solicitation, non-disparagement and confidentiality covenants, which remain in effect in accordance with their terms. The non-competition covenant prohibits Mr. Angelides from engaging in certain activities with identified competitors of the Company for a period of 12 months after the termination of his employment. The non-solicitation covenant prohibits Mr. Angelides from engaging in certain solicitation activities for a period of 24 months after the termination of his employment.

The foregoing summary of the provisions of the Angelides Agreement and the Angelides Offer Letter applicable to the termination of Mr. Angelides’ employment without cause is qualified in its entirety by reference to the complete text of: (i) the Angelides Agreement, which is incorporated herein by reference and a copy of the form of which was included as Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on July 9, 2015; and (ii) the Angelides Offer Letter, which is incorporated herein by reference and a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on June 10, 2014.

In the December 22, 2015 News Release, the Registrant announced that Mr. Angelides was leaving the Company.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable.

(d) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by Abercrombie & Fitch Co. on December 22, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Date: December 22, 2015	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release issued by Abercrombie & Fitch Co. on December 22, 2015